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                                                                      EXHIBIT 99

[INTERFACE LOGO]

                              CONTACT:    Daniel T. Hendrix
                                          President and Chief Executive Officer
                                          Patrick C. Lynch
                                          Chief Financial Officer
                                          (770) 437-6800
FOR IMMEDIATE RELEASE
                                          Morgen-Walke Associates:
                                          Christine Mohrmann, Lauren Levine
                                          Media contact: Steve DiMattia
                                          (212) 850-5600

                 INTERFACE ANNOUNCES CLOSING OF DEBT REFINANCING

         ATLANTA, Georgia, January 24, 2002 -- Interface, Inc. (Nasdaq: IFSIA) today announced the closing on January 17, 2002 of its private offering of $175 million aggregate principal amount of 10.375% senior notes due in 2010. Four investment banks participated as initial purchasers in the notes offering. The $171.5 million of net proceeds from the sale of the notes were used to refinance the Company's revolving credit facility, which was amended and restated in connection with the offering.

         The amended and restated credit facility provides for $100 million of revolving credit, with varying interest rates based on the Company's ability to meet certain performance criteria. The facility will mature on May 15, 2005, subject to a possible extension of that maturity date to January 17, 2007 if the Company meets certain conditions relating to the repayment of long-term debt.

         Daniel T. Hendrix, President and Chief Executive Officer, commented, "We are pleased to have the continued strong support of the bond market and our lenders in the issuance of our new senior notes and in the restructuring of our credit facility. Through these transactions and other initiatives, we continue to improve our financial position and to enhance our ability to weather the current soft economic environment."

         Mr. Hendrix continued: "Our longer-term strategy in this area is to use our strong free cash flow generation position to repay debt more rapidly than required and increase shareholder value on the strength of our favorable operating margins."

         The notes were sold to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and to non-U.S. persons in reliance on Regulation S under the Securities Act. The notes have not been registered under the Securities Act or any state securities laws. Therefore, the notes may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

         This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offering, solicitation or sale would be unlawful. This press release is issued pursuant to and in


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INTERFACE ANNOUNCES CLOSING
OF DEBT REFINANCING                                                    PAGE 2


accordance with Rule 135c under the Securities Act.

         Interface, Inc. is a recognized leader in the worldwide commercial interiors market, offering floorcoverings, fabrics, interior architectural products and specialty chemicals. The Company is the world's largest manufacturer of modular carpet under the Interface, Heuga, Bentley and Prince Street brands, and through its Bentley Mills and Prince Street brands, enjoys a leading position in the high quality, designer-oriented segment of the broadloom carpet market. The Company provides specialized carpet replacement, installation, maintenance and reclamation services through its Re:Source Americas service network. The Company is a leading producer of interior fabrics and upholstery products, which it markets under the Guilford of Maine, Stevens Linen, Toltec, Intek, Chatham, Camborne and Glenside brands. The Company provides specialized fabrics services through its TekSolutions business. In addition, the Company produces raised/access flooring systems under the C-Tec, Intercell and Atlantic brands; produces adhesives and chemicals used in various rubber and plastic products; offers Intersept, a proprietary antimicrobial used in a variety of interior finishes; and sponsors the Envirosense Consortium in its mission to address workplace environmental issues.


         Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the other matters set forth in this news release are forward-looking statements. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including risks and uncertainties associated with economic conditions in the commercial interiors industry as well as the risks and uncertainties discussed in the Company's Safe Harbor Compliance Statement for Forward-Looking Statements, included as Exhibit 99.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, which discussion is incorporated herein by this reference, including, but not limited to, the discussion of specific risks and uncertainties under the headings "Strong Competition: The Company competes with a large number of other manufacturers in the highly competitive commercial floorcovering products market, and certain of these competitors have financial resources in excess of the Company's," "Cyclical Nature of Industry: Sales of the Company's principal products may be affected by cycles in the construction and renovation of commercial and institutional buildings," "Reliance on Key Personnel: The Company's continued success depends to a significant extent upon the efforts, abilities and continued service of its senior management executives and its design consultants," "Risks of Foreign
Operations: The Company's substantial international operations are subject to various political, economic and other uncertainties, such as foreign currency exchange restrictions," "Reliance on Petroleum-Based Raw Materials: Large increases in the cost of petroleum-based raw materials, which the Company is unable to pass through to its customers, could adversely affect the Company," "Reliance on Third Party for Supply of Fiber: Unanticipated termination or
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INTERFACE ANNOUNCES CLOSING
OF DEBT REFINANCING                                                    PAGE 3


interruption of the Company's arrangement with its primary third-party supplier of synthetic fiber could have a material adverse effect on the Company," and "Restrictions Due to Substantial Indebtedness: The Company's indebtedness, which is substantial in relation to its shareholders' equity, requires the Company to dedicate a substantial portion of its cash flow from operations to service debt and governs certain other activities of the Company." Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company assumes no responsibility to update or revise forward-looking statements made in this press release and cautions readers not to place undue reliance on any such forward-looking statements.


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